Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report, dated March 28, 2014, with respect to the balance sheets of MRI Interventions, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended, in (i) the Company’s Registration Statement on Form S-8 (No. 333-183382) and (ii) the Company’s Registration Statement on Form S-8 (No. 333-191908).

/s/ CHERRY BEKAERT LLP

Tampa, Florida

March 28, 2014